UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2020 (December 20, 2020)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement

On December 20, 2020, KemPharm, Inc., a Delaware corporation (the “Company”), entered into a December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement (the “December 2020 Exchange Agreement”) with Deerfield Private Design Fund III, L.P. (“DPDF”) and Deerfield Special Situations Fund, L.P. (together with DPDF, the “Deerfield Holders”). Under the December 2020 Exchange Agreement, the Company and the Deerfield Holders have agreed that (a) the Company will make a cash pre-payment of a portion of principal amount of the Company’s senior secured convertible notes (the “Notes”) issued under the Facility Agreement (as defined below) to the Deerfield Holders and other holders (collectively, “Holders”) of the Notes that elect to participate in the exchange transaction in an aggregate amount (the “Cash Payment Amount”) equal to $25.0 million, plus accrued interest if such payment is made on or after January 1, 2021, provided that such amount may be increased on a pro rata basis if any Holders, other than the Deerfield Holders, choose to participate in the transactions contemplated under the December 2020 Exchange Agreement or with the prior written consent of the Company and the Deerfield Holders, and (b) subject to the satisfaction or waiver of certain conditions specified in the December 2020 Exchange Agreement, including the making of the Deerfield Holders debt repayment, issue shares of its Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), and warrants exercisable for shares of its common stock (the “Exchange Warrants”), in exchange for the cancellation of the principal amount of the Notes owned by the Holders party to the December 2020 Exchange Agreement in an aggregate amount equal to the Cash Payment Amount, plus the Q4 PIK Interest Payment (as defined in the December 2020 Exchange Agreement) (such transaction, the “Exchange”). Upon payment of the Cash Payment Amount and completion of the Exchange, the Company anticipates that the aggregate principal amount of the outstanding Notes held by the Holders will be no greater than approximately $18.3 million.

The December 2020 Exchange Agreement provides that the Company must give each Holder, other than the Deerfield Holders, notice of and the opportunity to participate in the transactions contemplated under the December 2020 Exchange Agreement on the same basis as, and subject to the same conditions that apply in respect of, the Deerfield Holders. Any Holder who agrees to participate in the transactions contemplated under the December 2020 Exchange Agreement must return a joinder thereto on or before December 23, 2020.

Subject to the occurrence of the prepayment and exchange transactions described above and other conditions specified in the December 2020 Exchange Agreement, the December 2020 Exchange Agreement will amend that certain Facility Agreement dated as of June 2, 2014, as amended (the “Facility Agreement”), by and among the Company and the Holders in order to, among other things, (i) extend the maturity date of the Notes to March 31, 2023, (ii) provide for cash payments of interest on the Loans (as defined in the Facility Agreement) for the periods following July 1, 2021, and (iii) provide for specified prepayment terms on the Loans.

The December 2020 Exchange Agreement amends the Notes to provide that the failure of the Company’s common stock to remain listed on an eligible securities market will not constitute a “Major Transaction” unless such failure occurs after March 31, 2023.

The December 2020 Exchange Agreement amends that certain Amended and Restated Investors’ Rights Agreement, dated as of February 19, 2015 (the “IRA”), by and among the Company, DPDF and the other parties signatory thereto in order to, among other things, add Deerfield Special Situations Fund, L.P. as a party thereto and to give effect to the issuance of the Exchange Warrants and the Company’s registration obligations under the December 2020 Exchange Agreement (as described in more detail below).

The Exchange Warrants to be issued pursuant to the December 2020 Exchange Agreement will be exercisable for a number of shares of the Company’s common stock equal to 75% of the shares of common stock issuable upon conversion of the Series B-2 Preferred Stock issued in the Exchange (without regard for any beneficial ownership limitations included therein). The Exercise Warrants will be subject to substantially the same terms and conditions as the warrants issued to the public in the public offering of the Company’s securities contemplated pursuant to a registration statement on Form S-1, file no. 333-250945 (the “Public Offering”), with an exercise price equal to the exercise price per share of the warrants issued in the Public Offering and will provide that the Holders will be limited from exercising such Exchange Warrants if, as a result of such exercise, such holders (together with certain affiliates and “group” members of such holders) would beneficially own more than 4.985% of the total number of shares of the Company’s common stock then issued and outstanding.

The December 2020 Exchange Agreement contains customary representations, warranties and covenants made by the Company and the Holders party thereto, including a covenant of the Company for the benefit of the Holders party to the Exchange Agreement to file a registration statement to register for resale under the Securities Act of 1933, as amended, the shares of common stock issuable upon exercise of the Exchange Warrants or conversion of the shares of Series B-2 Preferred Stock issued pursuant to the terms of the December 2020 Exchange Agreement.

The transactions contemplated under the December 2020 Exchange Agreement, including the obligation to pre-pay any portion of the Notes or to complete the Exchange and the effectiveness of certain amendments to the Facility Agreement, the Notes and the IRA, are subject to specified conditions of closing, including the closing of the Public Offering, the filing of the Series B-2 Certificate of Designation and the approval for listing of the Company’s common stock, including the shares issuable upon conversion of the Series B-2 Preferred Stock and exercise of the Exchange Warrants, on the Nasdaq Capital Market.

The foregoing descriptions of the December 2020 Exchange Agreement are a summary and are qualified in their entirety by Exhibit 10.1 attached hereto, which is incorporated by reference into this Item 1.01.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the December 2020 Exchange Agreement, the amendment of the IRA and the Exchange Warrants and the information below in Item 5.03 related to the Series B-2 Certificate of Designation is hereby incorporated by reference into this Item 3.03.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series B-2 Convertible Preferred Stock

As a condition to closing of the December 2020 Exchange Agreement, the Company has agreed to file an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock (the “Series B-2 Certificate of Designation”) with the Secretary of State of the State Delaware, setting forth the preferences, rights and limitations of the Series B-2 Preferred Stock. The form of the Series B-2 Certificate of Designation to be in effect upon closing of the Exchange is filed as Exhibits 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Each share of Series B-2 Preferred Stock will have an aggregate stated value of $1,000 and will be convertible into shares of the Company’s common stock at a per share price equal to the price per share to the public of the Company’s common stock in the Public Offering (subject to adjustment to reflect stock splits and similar events).

The Series B-2 Preferred Stock will be convertible at any time on or after the PDUFA Date (as defined in the Series B-2 Certificate of Designation) at the option of the holders thereof; provided that the holders thereof will be prohibited from converting shares of Series B-2 Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, such holders (together with certain affiliates and “group” members of such Holders) would beneficially own more than 4.985% of the total number of shares of the Company’s common stock then issued and outstanding. The Series B-2 Preferred Stock will not be redeemable. In the event of the Company’s liquidation, dissolution or winding up or a change in control of the Company (each, a “Liquidation Event”), the holders of Series B-2 Preferred Stock will receive, prior to any distribution or payment on our common stock, an amount equal to the greater of (i) $1,000 per share (in the case of a change in control, transaction consideration with such value), or (ii) the amount (in the case of a change in control, in the form of the transaction consideration) per share each such holder would have been entitled to receive if every share of Series B-2 Preferred Stock had been converted into common stock immediately prior to such Liquidation Event, in each case, plus any declared but unpaid dividends thereon. With respect to rights upon liquidation, the Series B-2 Preferred Stock will rank senior to the common stock, on parity with any Parity Securities (as defined in the Series B-2 Certificate of Designation) and junior to any Senior Securities as defined in the Series B-2 Certificate of Designation) and existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions involving the Company’s organizational documents that adversely affect the holders of Series B-2 Preferred Stock and other specified matters regarding the rights, preferences and privileges of the Series B-2 Preferred Stock), the Series B-2 Preferred Stock will not have voting rights. The Series B-2 Preferred Stock will not be subject to any price-based anti-dilution protections and will not provide for any accruing dividends, but will provide that holders of Series B-2 Preferred Stock will participate in any dividends on the Company’s common stock on an as-converted basis (without giving effect to the limitation on conversion described above). The Series B-2 Certificate of Designation will also provide for partial liquidated damages in the event that the Company fails to timely convert shares of Series B-2 Preferred Stock into common stock in accordance with the Series B-2 Certificate of Designation.

The foregoing description of the Series B-2 Certificate of Designation Amendment is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto, which is incorporated by reference into this Item 5.03.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the closing of the transactions contemplated under the December 2020 Exchange Agreement, including pre-payment of any portion of the Notes, the Exchange and certain of the amendments to the Facility Agreement, the Notes and the IRA, or the closing of the Public Offering and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions. Such statements constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions, uncertainties inherent in the operation of the Company’s business and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. In addition, the forward-looking statements included in this Current Report on Form 8-K, including the press release and presentation incorporated herein by reference, represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Form of Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

10.1	December 2020 Exchange Agreement and Amendment to Facility Agreement, Notes and Investors’ Rights Agreement, dated as of December 20, 2020, by and among KemPharm, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: December 21, 2020	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer